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                                                                     EXHIBIT 1.3

                                      November 7, 2001

Nuveen Maryland Dividend
Advantage Municipal Fund 2
333 West Wacker Drive
Chicago, IL 60606

     Re: 1,280 Municipal Auction Rate Cumulative Preferred Shares ("Munipreferred(R)") Shares Series F, liquidation preference of $25,000 per share (the "Munipreferred Shares")

Ladies and Gentlemen:

     We have acted as special Maryland counsel for Nuveen Maryland Dividend Advantage Municipal Fund 2 in connection with the issuance of its Munipreferred Shares.

     We consent to the filing of our opinion dated the date hereof and addressed to Salomon Smith Barney, Inc. as representatives of the underwriters of the Munipreferred Shares, as an exhibit to the Registration Statement on Form N-2 (1933 Act File No. 333-71082 and 1940 Act File No. 811-10349) and to
the use of our name under the captions "Tax Matters--Maryland Tax Matters" and "Legal Opinions" in the Prospectus included therein.

                                      Very truly yours,

                                      /s/ Venable, Baetjer and Howard LLP